EXHIBIT 23.1

                        CONSENT OF ACCOUNTANTS

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H. Timothy Woo & Co. CPAs
(a member firm of DMHD Hamilton Clark & Co.)  direct) 201-970-6674
16 West 32nd Street                              tel) 212-779-2459
Suite 805                                        fax) 815-846-7550
New York, N.Y. 10001                    e-mail) taxwoo@hotmail.com
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                  Consent of Registrant's Auditors


     May 9th, 2000

     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington D.C. 20549

     Re:  First Philadelphia Capital Corp.


     Gentlemen:

     We have audited the balance sheet and the accompanying statements of the registrant, as found in the Prospectus which form part of this Registration Statement at page 23, et seq., as of April 30, 2000 and the period from December 27, 1999 (inception) to April 30, 2000, respectively and consent to the Auditor's report, statements and notes being filed with the Form 10-SB Registration Statement of which this exhibit forms a part, and with any amendment thereto.

     This accounting firm hereby consents to the filing of this consent as an exhibit to the Registration Statement.



     /s/ H. Timothy Woo & Co. CPAs
     -----------------------------
     H. Timothy Woo & Co. CPAs
     16 West 32nd St. # 805
     New York, NY 10001


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